Exhibit 10.1

FORM OF CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of [●], 2015 (this “Agreement”), is by and among NOBLE MIDSTREAM PARTNERS LP, a Delaware limited partnership (the “Partnership”), NOBLE MIDSTREAM GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), NOBLE ENERGY, INC., a Delaware corporation (“Noble”), NOBLE MIDSTREAM SERVICES, LLC, a Delaware limited liability company (“Opco”), NBL MIDSTREAM, LLC, a Delaware limited liability company (“NBL Midstream”), COLORADO RIVER DEVCO LP, a Delaware limited partnership (“Colorado River LP”), GREEN RIVER DEVCO LP, a Delaware limited partnership (“Green River LP”), GUNNISON RIVER DEVCO LP, a Delaware limited partnership (“Gunnison River LP”), LARAMIE RIVER DEVCO LP, a Delaware limited partnership (“Laramie River LP”), and SAN JUAN RIVER DEVCO LP, a Delaware limited partnership (“San Juan River LP”), COLORADO RIVER DEVCO GP LLC, a Delaware limited liability company (“Colorado River GP”), GREEN RIVER DEVCO GP LLC, a Delaware limited liability company (“Green River GP”), GUNNISON RIVER DEVCO GP LLC, a Delaware limited liability company (“Gunnison River GP”), LARAMIE RIVER DEVCO GP LLC, a Delaware limited liability company (“Laramie River GP”), and SAN JUAN RIVER DEVCO GP LLC, a Delaware limited liability company (“San Juan River GP”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the General Partner and Opco have caused the formation of the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “Delaware Partnership Act”) for the purpose of owning, operating, developing and acquiring domestic midstream infrastructure assets, as well as engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Partnership Act;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken on or prior to the date hereof:

1.	Opco formed the General Partner under the Delaware Limited Liability Company Act (as amended from time to time, the “Delaware LLC Act”) and contributed $1,000 to the General Partner in exchange for all of the limited liability company interests in the General Partner.

2.	Opco, as the initial limited partner, and the General Partner, as the general partner, formed the Partnership under the Delaware Partnership Act and contributed an aggregate $1,000 to the Partnership in exchange for a 99% limited partner interest (the “Organizational LP Interest”) and a 1% general partner interest (the “Organizational GP Interest”), respectively, in the Partnership;

3.	Noble Energy US Holdings, LLC (“NEUS”), the sole member of Opco, contributed an approximate 3.33% limited liability company interest in White Cliffs Pipeline, L.L.C., a Delaware limited liability company (the “White Cliffs Interest”) to Opco in exchange for an additional limited liability company interest in Opco;

4.	NEUS formed NBL Midstream under the Delaware LLC Act and contributed all of the limited liability company interests in Opco (the “Opco Interest”) to NBL Midstream in exchange for all of the limited liability company interests in NBL Midstream;

5.	Opco and its wholly owned subsidiary Colorado River GP formed Colorado River LP and contributed an aggregate $1,000 to Colorado River LP in exchange for a 99% limited partner interest and 1% general partner interest in Colorado River LP, respectively;

6.	Opco and its wholly owned subsidiary Green River GP formed Green River LP and contributed an aggregate $1,000 to Green River LP in exchange for a 99% limited partner interest and 1% general partner interest in Green River LP, respectively;

7.	Opco and its wholly owned subsidiary Gunnison River GP formed Gunnison River LP and contributed an aggregate $1,000 to Gunnison River LP in exchange for a 99% limited partner interest and 1% general partner interest in Gunnison River LP, respectively;

8.	Opco and its wholly owned subsidiary Laramie River GP formed Laramie River LP and contributed an aggregate $1,000 to Laramie River LP in exchange for a 99% limited partner interest and 1% general partner interest in Laramie River LP, respectively; and

9.	Opco and its wholly owned subsidiary San Juan River GP formed San Juan River LP and contributed an aggregate $1,000 to San Juan River LP in exchange for a 99% limited partner interest and 1% general partner interest in San Juan River LP, respectively;

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, Opco will enter into a $350 million secured revolving credit facility with JP Morgan Chase Bank, N.A., as the administrative agent, and several other commercial lending institutions in certain other roles and as lenders and letter of credit issuing banks;

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, if the Over-Allotment Option (as defined herein) is exercised, each of the matters provided for in Article III will occur in accordance with its respective terms; and

WHEREAS, the boards of directors, members or partners of the Parties have taken or caused to be taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Affiliate” has the meaning assigned to it in the Partnership Agreement.

“Bronco IDP” means the IDP as described on Exhibit A.

“Closing Date” means the date on which the closing of the Initial Public Offering occurs.

“Closing Time” means the time of closing on the Closing Date pursuant to the Underwriting Agreement.

“Colorado River LP Agreement” means the Amended and Restated Limited Partnership Agreement of Colorado River LP, dated as of the Closing Date.

“Common Unit” has the meaning assigned to it in the Partnership Agreement.

“Deferred Issuance” has the meaning assigned to it in the Partnership Agreement.

“DevCo” means each of Colorado River LP, Green River LP, Gunnison River LP, Laramie River LP and San Juan River LP.

“DevCo Partnership Agreements” means each of the Colorado River LP Agreement, Green River LP Agreement, Gunnison River LP Agreement, Laramie River LP Agreement and San Juan River LP Agreement.

“East Pony IDP” means the IDP as described on Exhibit A.

“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.

“General Partner LLC Agreement” means the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of the Closing Date.

“Greeley Crescent IDP” means the IDP as described on Exhibit A.

“Green River LP Agreement” means the Amended and Restated Limited Partnership Agreement of Green River LP, dated as of the Closing Date.

“Gunnison River LP Agreement” means the Amended and Restated Limited Partnership Agreement of Gunnison River LP, dated as of the Closing Date.

“IDP” means integrated development plan area.

“Incentive Distribution Right” has the meaning assigned to it in the Partnership Agreement.

“Initial Public Offering” means the purchase and sale of Common Units to the Underwriters pursuant to the Underwriting Agreement.

“Laramie River LP Agreement” means the Amended and Restated Limited Partnership Agreement of Laramie River LP, dated as of the Closing Date.

“Mustang IDP” means the IDP as described on Exhibit A.

“Noble Entities” means Noble and each of its Affiliates (other than the Partnership Group).

“Non-System Pipelines” means those pipelines that do not comprise a part of the assets to be contributed to the Partnership pursuant to this Agreement.

“Northern Colorado” means the area described as such on Exhibit A.

“Offering” means the initial public offering of the Partnership’s Common Units pursuant to the Registration Statement.

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of the Closing Date, by and among Noble, the Partnership and the other parties named therein.

“Opco LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Opco, dated as of the Closing Date.

“Option Period” means the period from the Closing Date to the date that is thirty days after the Closing Date.

“Original General Partner LLC Agreement” means that certain Limited Liability Company Agreement of the General Partner, dated December 23, 2014.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of December 23, 2014.

“Over-Allotment Option” has the meaning assigned to it in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date.

“Partnership Group” has the meaning assigned to it in the Partnership Agreement.

“Real Estate Agreements” means the easements, rights-of-way, permits, use by special review, surface use agreements, joint use agreements, licenses and other agreements (including agreements that may be in negotiation or in process by a Party and are ultimately executed by a Party) from landowners, lessors, easement holders, governmental authorities, or other parties controlling the surface or subsurface estates of such land.

“Registration Statement” means the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (Registration No. 333-207560), as amended.

“San Juan River LP Agreement” means the Amended and Restated Limited Partnership Agreement of San Juan River LP, dated as of the Closing Date.

“Subordinated Unit” has the meaning assigned to it in the Partnership Agreement.

“Underwriters” means the members of the underwriting syndicate listed in the Underwriting Agreement.

“Underwriting Agreement” means the firm commitment underwriting agreement entered into by and among the Partnership, the underwriters named in the Registration Statement with respect to the Offering and the other parties thereto, dated concurrently with pricing of the Offering.

“Wells Ranch IDP” means the IDP described on Exhibit A.

ARTICLE II

PRE-EFFECTIVE TIME CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Each of the following transactions set forth in Sections 2.1 through 2.9 shall be completed as of the Effective Time in the order set forth herein:

2.1 Contribution of Assets to Colorado River LP. Opco hereby contributes to Colorado River LP all right, title and interest in and to all of Opco’s interest in and to (a) the crude oil, natural gas and produced water gathering system assets servicing the Wells Ranch IDP, (b) the central gathering facility servicing the Wells Ranch IDP, (c) the fresh water storage and delivery system assets servicing the Wells Ranch IDP, (d) the crude oil gathering system assets servicing the East Pony IDP, (e) the Platteville crude oil treating facility assets, (f) the Briggsdale crude oil treating facility assets, (g) certain Real Estate Agreements relating to (a)-(f) (with a portion of the assets listed in (a)-(g) being conveyed by Opco on behalf of Colorado River GP such that after giving effect to this Section 2.1, Colorado River GP will hold a 75% general partner interest and Opco will hold a 25% limited partner interest in Colorado River LP), and Colorado River LP hereby accepts the rights, title and interest to the assets identified in (a)-(g) above as capital contributions. Notwithstanding any provision of the Colorado River LP Agreement to the contrary, in consideration of the foregoing capital contributions Colorado River LP hereby issues sufficient partnership interests in Colorado River LP to OpCo and Colorado River GP such that following such contributions and issuances, Colorado River GP holds a 75% general partner interest in Colorado River LP and Opco holds a 25% limited partner interest in Colorado River LP and Opco and Colorado River GP shall be bound by the Colorado River LP Agreement and continue as limited partner and general partner with respect to the portion of its respective interest in Colorado River LP.

2.2 Contribution of Mustang IDP Assets to Green River LP. Opco hereby contributes to Green River LP all right, title and interest in and to all of Opco’s interest in Real Estate Agreements related to fresh water systems that are being constructed and to crude oil, natural gas and additional water infrastructure that is planned in the Mustang IDP (collectively, the “Mustang IDP Assets”) (a portion of the Mustang IDP Assets are being conveyed by Opco on behalf of Green River GP such that after giving effect to this Section 2.2, Green River GP will hold a 10% general partner interest and Opco will hold a 90% limited partner interest in Green River LP), and Green River LP hereby accepts the rights, title and interest to the Mustang IDP Assets as capital contributions. Notwithstanding any provision of the Green River LP Agreement to the contrary, in consideration of the foregoing capital contributions Green River LP hereby issues sufficient partnership interests in Green River LP to OpCo and Green River GP such that following such contributions and issuances, Green River GP holds a 10% general partner interest in Green River LP and Opco holds a 90% limited partner interest in Green River LP and Opco and Green River GP shall be bound by the Green River LP Agreement and continue as limited partner and general partner with respect to the portion of its respective interest in Green River LP.

2.3 Contribution of Bronco Interest to Gunnison River LP. Opco hereby contributes to Gunnison River GP all right, title and interest in and to a 4% limited partner interest in Gunnison River LP (the “Bronco Interest”) held by Opco, which is converted to a general partner interest in Gunnison River LP such that after giving effect to this Section 2.3 and the execution of the Gunnison River LP Agreement, Gunnison River GP will hold a 5% general partner interest and Opco will hold a 95% limited partner interest in Gunnison River LP, and Gunnison River GP hereby accepts the rights, title and interest to the Bronco Interest as a capital contribution.

2.4 Contribution of Greeley Crescent IDP Assets to Laramie River LP. Opco hereby contributes to Laramie River GP all right, title and interest in and to a 4% limited partner interest in Laramie River LP (the “Greeley Interest”) held by Opco, which is converted to a general partner interest in Laramie River LP such that after giving effect to this Section 2.4 and the execution of the Laramie River LP Agreement, Laramie River GP will hold a 5% general partner interest and Opco will hold a 95% limited partner interest in Laramie River LP, and Laramie River GP hereby accepts the rights, title and interest to the Greeley Interest as a capital contribution.

2.5 Contribution of East Pony IDP Assets to San Juan River LP. Opco hereby contributes to San Juan River LP all right, title and interest in and to (a) the fresh water storage and delivery system assets servicing the East Pony IDP and (b) all of Opco’s interest in certain Real Estate Agreements related to produced water facilities and a fresh water system, which are being constructed and that will consist of pipelines, ponds and storage capacity in the East Pony IDP (collectively, the “East Pony IDP Assets”) (a portion of the East Pony IDP Assets being conveyed by Opco on behalf of San Juan River GP such that after giving effect to this Section 2.5, San Juan River GP will hold a 5% general partner interest and Opco will hold a 95% limited partner interest in San Juan River LP), and San Juan River LP hereby accepts the rights, title and interest to the East Pony IDP Assets as capital contributions. Notwithstanding any provision of the San Juan River LP Agreement to the contrary, in consideration of the foregoing capital contributions San Juan River LP hereby issues sufficient partnership interests in San Juan River LP to OpCo and San Juan River GP such that following such contributions and issuances, San Juan River GP holds a 5% general partner interest in San Juan River LP and Opco holds a 95% limited partner interest in San Juan River LP and Opco and San Juan River GP shall be bound by the San Juan River LP Agreement and continue as limited partner and general partner with respect to the portion of its respective interest in San Juan River LP.

2.6 Distribution of the Limited Liability Company Interest in General Partner to NBL Midstream. Opco hereby distributes to NBL Midstream 100% of the limited liability company interests in the General Partner (“General Partner Interest”), and NBL Midstream hereby accepts such General Partner Interest. Notwithstanding any provision of the Original General Partner LLC Agreement to the contrary, (a) NBL Midstream is hereby admitted to the General Partner as a member of the General Partner and hereby agrees that it is bound by the Original General Partner LLC Agreement, (b) immediately following the distribution of the General Partner Interest, Opco shall and does hereby cease to be a member of the General Partner and shall thereupon cease to have or exercise any right or power as a member of the General Partner, and (c) the General Partner is hereby continued without dissolution.

2.7 Distribution of the Limited Partner Interest to NBL Midstream. Opco hereby distributes to NBL Midstream its 99% limited partner interest in the Partnership (“MLP Interest”), and NBL Midstream hereby accepts such MLP Interest. Notwithstanding any provision of the Original Partnership Agreement to the contrary, (a) NBL Midstream is hereby admitted to the Partnership as a limited partner of the Partnership and hereby agrees that it is bound by the Original Partnership Agreement, (b) immediately following the distribution of the MLP Interest to NBL Midstream, Opco shall and does hereby cease to be a limited partner of the Partnership and shall thereupon cease to have or exercise any right or power as a limited partner of the Partnership, and (c) the Partnership is hereby continued without dissolution.

2.8 Distribution of DevCo LP Interests to NBL Midstream. Opco hereby distributes to NBL Midstream (a) its 25% limited partner interest in Colorado River LP, (b) its 90% limited partner interest in Green River LP, (c) its 95% limited partner interest in Gunnison River LP, (d) its 95% limited partner interest in Laramie River LP and (e) its 95% limited partner interest in San Juan River LP (collectively, the “DevCo LP Interests”), and NBL Midstream hereby accepts such DevCo LP Interests. Notwithstanding any provision of any DevCo Partnership Agreement to the contrary, (a) NBL Midstream is hereby admitted to each DevCo as a limited partner of such entity and hereby agrees that it is bound by each DevCo Partnership Agreement, (b) immediately following the distribution of the DevCo LP Interests to NBL Midstream, Opco shall and does hereby cease to be a limited partner of each DevCo and shall thereupon cease to have or exercise any right or power as a limited partner of such entity, and (c) each such entity is hereby continued without dissolution.

2.9 Distribution of Gathering and Processing Assets to NBL Midstream Holdings, LLC. Opco hereby distributes to NBL Midstream, who immediately contributes down to its wholly owned subsidiary, NBL Midstream Holdings, LLC, all right, title and interest in and to all of Opco’s interest in (a) the natural gas gathering system servicing the East Pony IDP, (b) the Keota gas processing plant servicing the greater East Pony IDP, (c) the Keota LNG plant, (d) the Lilli gas processing plant servicing the greater East Pony IDP and (e) Non-System Pipelines located in Northern Colorado, and NBL Midstream hereby accepts the rights, title and interest to (a)-(e) above from Opco, and NBL Midstream Holdings, LLC hereby accepts the rights, title and interest to (a)-(e) above from NBL Midstream.

ARTICLE III

CLOSING TIME CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

Each of the following transactions set forth in Sections 3.1 through 3.7 shall be completed as of the Closing Time, and in any event only after completion of the transactions set forth in Sections 2.1 through 2.9, in the order set forth herein:

3.1 Execution of the Partnership Agreement. The General Partner, as the general partner, and NBL Midstream, as a limited partner, shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the General Partner and NBL Midstream may agree. Upon the execution of the Partnership Agreement, the General Partner will be issued a non-economic general partner interest in the Partnership (the “GP Interest”) and the General Partner continues without interruption as the general partner of the Partnership.

3.2 Redemption of the Organizational GP Interest from the Partnership and Return of Initial Capital Contribution. The Partnership hereby redeems the Organizational GP Interest held by the General Partner and hereby refunds and distributes to the General Partner the initial contribution, in the amount of $20, made by the General Partner in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

3.3 Contribution of the Opco Interest to the Partnership. NBL Midstream hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership the Opco Interest, and the Partnership hereby accepts such Opco Interest. Notwithstanding any provision of the Opco LLC Agreement to the contrary, (a) the Partnership is hereby admitted to Opco as a member of Opco and hereby agrees that it is bound by the Opco LLC Agreement, (b) immediately following such contribution of the Opco Interest to the Partnership, NBL Midstream shall and does hereby cease to be a member of Opco and shall thereupon cease to have or exercise any right or power as a member of Opco, and (c) Opco is hereby continued without dissolution.

3.4 Consideration for NBL Midstream Contributions. In consideration for the contribution described in Section 3.2 above, the Parties acknowledge NBL Midstream is entitled to receive (i) (a) [●] Common Units representing an approximate [●]% limited partner interest, (b) [●] Subordinated Units representing an approximate [●]% limited partner interest and (c) the Incentive Distribution Rights, (ii) the cash distribution described in Section 3.5(b) below, and (iii) a number of additional Common Units or an additional cash distribution, or a combination of both, after giving effect to any exercise of the Over-Allotment Option and the Deferred Issuance (any such additional Common Units, the “Deferred Issuance Units”).

3.5 Public Cash Contribution. The Parties acknowledge that, in connection with the Offering, public investors, through the Underwriters, shall make a capital contribution to the Partnership of $[●] million in cash in exchange for [●] Common Units (the “Firm Units”) representing a [●]% limited partner interest in the Partnership (such percentage assuming the Underwriters do not exercise the Over-Allotment Option), and new limited partners are being admitted to the Partnership in connection therewith.

3.6 Payment of Transaction Expenses and Contribution of Proceeds by the Partnership. The Parties acknowledge (a) the payment by the Partnership, in connection with the closing of the Offering, of estimated transaction expenses of approximately $[●] million, excluding underwriting discounts of $[●] in the aggregate but including a structuring fee of [●]% of the gross proceeds of the Offering payable to certain of the Underwriters (the “Structuring Fee”), and (b) the distribution by the Partnership to NBL Midstream of $[●] million.

3.7 Redemption of the Organizational LP Interest from the Partnership and Return of Initial Capital Contribution. The Partnership hereby redeems the Organizational LP Interest held by NBL Midstream and hereby refunds and distributes to NBL Midstream the initial contribution, in the amount of $980, made by NBL Midstream in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

ARTICLE IV

EXERCISE OF OVER-ALLOTMENT OPTION

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional [●] Common Units representing an aggregate [●]% limited partner interest in the Partnership (the “Option Units”) at the Offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and the Structuring Fee. Upon any exercise of the Over-Allotment Option, the Partnership will distribute to NBL Midstream its portion of any net cash proceeds from the sale of such Option Units. Upon the expiration of the Option Period, any Option Units not purchased by the Underwriters pursuant to the Underwriting Agreement will be issued as a Deferred Issuance to NBL Midstream as part of the transactions described in Section 3.4(iii).

ARTICLE V

FURTHER ASSURANCES

From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the Parties have used their good faith efforts to identify all of the assets being contributed to the Partnership Group as required in connection with this Agreement. However, due to the age of some of the assets and the difficulties in locating appropriate data with respect to some of the assets, it is possible that assets intended to be contributed ultimately to the Partnership Group were not identified and therefore are not included in the assets contributed to the Partnership Group as of the Effective Time or the Closing Time, as applicable. It is the express intent of the Parties that the Partnership Group own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement. To the extent that any assets were not identified but are necessary to the operation of the assets that are so identified in this Agreement and in the Registration Statement, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the Partnership Group pursuant to this Agreement. If any such assets are identified at a later date, the Parties shall take all appropriate action required in order to convey such assets to the Partnership or any applicable member of the Partnership Group. Further, to the extent that any assets that are conveyed to the Partnership Group hereunder are later identified by the Parties as assets that the Parties did not intend to convey to the Partnership Group as reflected in the Registration Statement, the Parties shall take all appropriate action required to convey such assets to the appropriate Noble Entity.

Without limiting any liabilities of the Noble Entities or other remedies of the Partnership Group applicable under this Agreement or any other agreements, if and to the extent that the valid, complete and perfected transfer or assignment of any assets by any Noble Entity to any member of the Partnership Group or the acquisition of any assets from any Noble Entity by any member of the Partnership Group would be a violation of applicable law or require any additional consents, approvals or notifications in connection with the transfer of such assets by any Noble Entity to any member of the Partnership Group that have not been obtained or made by the Effective Time, then, unless the Parties shall otherwise mutually determine, the transfer or assignment of such assets to such member of the Partnership Group or the assumption of such assets by such member of the Partnership Group, as the case may be, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such consents, approvals and notifications have been obtained or made. Notwithstanding the foregoing, in such event the Noble Entities shall (a) hold such assets for the benefit of the Partnership Group, (b) not transfer or assign such assets, in whole or in part, other than with the prior consent of the Partnership, and (c) use their respective reasonable best efforts to assure that each member of the Partnership Group receives all of the benefits of the assets attempted to have been transferred to such member until such time as the attempted transfer is complete, and each member of the Partnership Group shall bear all costs associated with such assets (except costs associated with the attempted transfer or perfecting such transfer, and subject to offset of any benefits of the assets not received by the Partnership Group against associated costs incurred by the Noble Entities) as if the transfer had been valid and complete.

ARTICLE VI

ORDER OF COMPLETION AND EFFECTIVENESS OF TRANSACTIONS; LIMITATIONS

6.1 Order of Completion of Transactions. The transactions provided for in Articles II and III shall be completed in the order and at the times set forth in Articles II and III. Following the completion of the transactions set forth in Articles II and III, the transactions provided for in Article IV, if they occur, shall be completed.

6.2 Effectiveness of Transactions. Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II, III or Article IV shall be operative or have any effect until at least the Effective Time, at which respective time all such applicable provisions shall be effective and operative in accordance with Section 6.1 without further action by any Party.

6.3 Limitations. Distributions and redemption payments made or to be made hereunder shall be subject to the Delaware Partnership Act and the Delaware LLC Act, as applicable, notwithstanding any other provision of this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1 Costs. Except for the transaction expenses set forth in Section 3.5, Noble shall pay all expenses, fees and costs, including, but not limited to, all sales, use and similar taxes arising out of the contributions, distributions, conveyances and deliveries to be made under Article III and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, Noble shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article V (to the extent related to any of the contributions, distributions, conveyances and deliveries to be made under Articles II or III).

7.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or other words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

7.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

7.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

7.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

7.6 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. EACH OF

THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

7.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

7.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement. Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the conflicts committee of the General Partner’s board of directors.

7.9 Integration. This Agreement and the instruments referenced herein and in the exhibits attached hereto supersede all previous understandings or agreements among the parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or from part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

7.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

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IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the date first above written.

NOBLE MIDSTREAM PARTNERS LP

By:	Noble Midstream GP LLC, its general partner

By:
Name:
Title:

NOBLE MIDSTREAM GP LLC

By:
Name:
Title:

NOBLE ENERGY, INC.

By:
Name:
Title:

NOBLE MIDSTREAM SERVICES, LLC

By:
Name:
Title:

NBL MIDSTREAM, LLC

By:
Name:
Title:

COLORADO RIVER DEVCO LP

By:	Colorado River DevCo GP LLC, its general partner

By:
Name:
Title:

GREEN RIVER DEVCO LP

By:	Green River DevCo GP LLC, its general partner

By:
Name:
Title:

GUNNISON RIVER DEVCO LP

By:	Gunnison River DevCo GP LLC, its general partner

By:
Name:
Title:

LARAMIE RIVER DEVCO LP

By:	Laramie River DevCo GP LLC, its general partner

By:
Name:
Title:

SAN JUAN RIVER DEVCO LP

By:	San Juan River DevCo GP LLC, its general partner

By:
Name:
Title:

COLORADO RIVER DEVCO GP LLC

By:
Name:
Title:

GREEN RIVER DEVCO GP LLC

By:
Name:
Title:

GUNNISON RIVER DEVCO GP LLC

By:
Name:
Title:

LARAMIE RIVER DEVCO GP LLC

By:
Name:
Title:

SAN JUAN RIVER DEVCO GP LLC

By:
Name:
Title: